Exhibit 99.2

GAUCHO HOLDINGS’ ALGODON FINE WINES EXPANDS U.S. DISTRIBUTION NETWORK WITH GIANNONE WINE & LIQUOR CO

New Partnership Enhances Presence of Gaucho Holdings’ Wine Brand in Key Markets

MIAMI, FL / September 25, 2024 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced the addition of Giannone Wine & Liquor Co to the wine retailer network of Algodon Fine Wines.

Giannone Wine & Liquor Co (gwine.com) is a well-established Wine & Liquor store with locations in West New York and Hoboken, NJ, offering a wide assortment of wines from around the world, as well as international beers and spirits, including the hard-to-find. As part of this collaboration, Giannone Wine & Liquor Co will serve as Algodon’s stateside e-commerce fulfillment center for AlgodonFineWines.com. The e-commerce store, powered by Giannone Wine & Liquor Co, links to a virtual storefront showcasing the Algodon wines currently distributed in the U.S.

In addition to the Algodon Fine Wines site powered by Giannone Wine & Liquor Co, Algodon Fine Wines are also available throughout the U.S. via 3Js Imports, both in-stores and online at such retailers as Giannone Wine & Liquor Co, Fanwood Liquors, Sebonack Golf & Country Club, Off the Hook Restaurant, The Frog and the Peach Restaurant, Dittrick’s Wine & Liquors, and Vineborough Lounge & Liquors, among others.

Scott Mathis, CEO, and Founder of Gaucho Group Holdings, Inc., stated, “We are pleased to welcome Giannone Wine & Liquor Co into our trusted network. This collaboration is a significant step in our efforts to expand the reach of Algodon Fine Wines in the United States, providing wine enthusiasts with greater access to our exceptional wines.”

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

About Algodon Fine Wines

Algodon Fine Wines are produced at Algodon Wine Estates, a boutique Mendoza winery located in the beautiful foothills of the Sierra Pintadas, in the southernmost region of Argentina’s wine capital. Fed by the purest meltwater from the glacial Andes, our 325 acres of vines go back as far as 1946 and produce exceptional fruit on sandy and clay loam. Algodon is one of the only wineries in Argentina that creates wines through a process called microvinification. This process is completed entirely by hand, by our passionate winemaker Mauro Nosenzo, who is assisted by Master of Wine Anthony Foster. Brought together by Scott Mathis and his partners, Algodon Wine Estates’ renowned winemakers bring decades of experience, as well as craftsmanship and tradition that have been passed down for generations. Each of our small-batch wines blend the best of those Old World techniques with modern wine-making technology and sustainable, eco-friendly practices to create unparalleled New World varietals. Algodon Fine Wines is wholly owned by Gaucho Group Holdings, Inc. (gauchoholdings.com), which crafts luxury experiences, properties and products the celebrate the vibrant and distinctive Argentinian lifestyle. To learn more, visit algodonfinewines.com. To purchase wines in Argentina, please visit AlgodonWines.com.ar

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com